Exhibit 107

Calculation of Filing Fee Table

Form S-3

Form Type

Histogen Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, $0.0001 par value per share (3)	457(c)	5,647,870	$2.725	$15,390,445.75	0.0000927	$1,426.69

	Total Offering Amounts					$15,390,445.75		$1,426.69

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$1,426.69

(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock as reported on the Nasdaq Capital Market on July 27, 2022.

(3) Consists of (i) 1,774,309 shares of common stock issuable upon the exercise of a pre-funded warrant issued in a private placement in July 2022 (the “July 2022 Private Placement”), (ii) 1,774,309 shares of common stock issuable upon the exercise of a Series A Warrant issued in the July 2022 Private Placement, (iii) 1,774,309 shares of common stock issuable upon the exercise of a Series B Warrant issued in the July 2022 Private Placement, (iv) 52,558 shares of common stock issuable upon the exercise of a warrant issued in a registered direct offering in November 2020, (v) 148,183 shares of common stock issuable upon the exercise of a warrant issued in a registered direct offering in June 2021, and (vi) 124,202 shares of common stock issuable upon the exercise of warrants issued to the Company’s placement agent, H.C. Wainwright & Co., LLC (“Wainwright”), in connection with the July 2022 Private Placement.

Table 2: Fee Offset Claims and Sources

Not applicable.

Table 3: Combined Prospectuses

Not applicable.